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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES

                         2002 Annual Report on Form 10-K

                                   EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


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                                                                           Fiscal Year Ended
                                                         ---------------------------------------------------
                                                         June 30, 2002       July 1, 2001       July 2, 2000
                                                         -------------       ------------       ------------


Net income                                                $    53,120         $   48,013         $  136,473

Add:
     Interest                                                  44,433             30,665             21,267
     Income tax expense and other taxes on income              27,390             23,860             80,150
     Fixed charges of unconsolidated subsidiaries                --                  --                 119
                                                         -------------       ------------       ------------
              Earnings as defined                         $   124,943         $  102,538         $  238,009
                                                         =============       ============       ============

Interest                                                  $    44,433         $   30,665         $   21,267
Fixed charges of unconsolidated subsidiaries                     --                  --                 119
                                                         -------------       ------------       ------------
              Fixed charges as defined                    $    44,433         $   30,665         $   21,386
                                                         =============       ============       ============

Ratio of earnings to fixed charges                                2.8  x             3.3   x           11.1  x
                                                         =============       ============       ============
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